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                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of February 12, 1996, by and between RENAL CARE GROUP, INC., a Delaware corporation ("Company"), and Anne N. Bower (hereinafter "Employee").


                                  WITNESSETH:

         WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company on the terms and conditions contained herein; and

         WHEREAS, in serving as an employee of the Company, Employee has and will participate in the use and development of confidential proprietary information about the Company, its customers and suppliers, and the methods used by the Company and its employees in competition with other companies, as to which the Company desires to protect fully its rights; and

         WHEREAS, the Company wishes to enter into an agreement with Employee whereby Employee shall agree not to compete with the Company in any current or future business activity conducted or entered into by Company and to hold certain information obtained by and through Employee's employment in confidence.

         NOW, THEREFORE, in consideration of the compensation payable to Employee by Company pursuant to this Agreement, and the mutual promises, covenants, representations and warranties contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:

         1.      Employment.

                 The Company hereby employs the Employee and the Employee hereby agrees to accept employment with the Company upon the terms and conditions hereinafter set forth.

         2.      Term.

                 This Agreement shall begin on the date hereof (the "Effective Date"), and shall continue for an initial period of thirty-six (36) months (the "Initial Period") subject to earlier termination by Employee or the Company as hereinafter provided. This Agreement shall renew for additional 12-month terms, subject to earlier termination as hereinafter provided, on the same terms and conditions (subject to mutually agreeable modifications, if any) unless at least written notice 30 days prior to the end of the initial or any renewal term is given by either party in which case this Agreement shall terminate as of the end of its then current term.
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         3.      Compensation and Benefits.

                 (a) Base Compensation: The Company shall pay the Employee an annual salary of One Hundred Twenty Five Thousand Dollars ($125,000) (the "Base Compensation"), payable according to the pay periods of the Company as may be in effect from time to time. Such payments shall be prorated for periods less than a full pay period. The Base Compensation shall be subject to withholding for federal, state and local payroll and all other taxes or withholdings applicable to the Employee.

                 (b) Benefits: During the term of this Agreement, the Employee shall also be entitled to participate in the insurance and other fringe benefits made available generally to similar employees of the Company, as such benefits may be determined from time to time by the Company, provided that Employee shall have at least 3 weeks of paid vacation time. The Company shall provide for use by the Employee a car (of similar make and model to the vehicle which was provided to Employee by Medical Enterprises, Ltd. immediately prior to the commencement of this Agreement) and shall replace such car with a similar make and model not less frequently than every 36 months, and shall pay for insurance, maintenance and gas for such vehicle. In addition, the Company shall provide Employee with a car phone and shall pay the expenses thereof to the extent incurred in the furtherance of her duties hereunder.

                 (c) Bonuses: In addition to the Base Compensation payable to Employee pursuant to Section 3(a) above, from time to time the Employee may be entitled to an annual bonus as determined in the sole discretion of the Company.

                 (d) Expenses: The Company shall reimburse Employee for any and all expenses reasonably incurred by the Employee incident to the performance of the duties imposed upon Employee hereunder.

         4.      Duties, Extent of Services.

                 The Employee is engaged as a Regional Chief Operating Officer of the Company for the region encompassing the Company's operations in Mississippi and shall perform such duties and responsibilities as are typically incident thereto, and shall perform in a faithful and competent manner such additional duties as may be reasonably assigned from time to time by the Company. Such duties shall be performed on a full-time basis for the Company at the Company's offices in Jackson, Mississippi (the "Center"). Employee may be required from time to time, to perform her duties temporarily hereunder at such place or places as the Company shall reasonably designate or as the interests of the Company may reasonably require, provided such period does not exceed a two-week period without Employee's consent and during any such period Employee is able to return to Jackson, Mississippi at Company's expense for weekends. The Employee may serve as a member of the board of directors of nonprofit charitable organizations from time to time,





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including Kidney Care, Inc., to the extent such activities do not interfere with the Employees Duties hereunder

         Employee shall devote all of Employee's business time, attention, knowledge, and skill solely to the business and interest of the Company, and the Company shall be entitled to all the benefits, profits, and other issues arising from, or incident to, all work, services, and advice of Employee.

         5.      Termination.

                 This Agreement may be terminated by the parties in the manners specified below:

                 (a)      Termination Without Cause.

                 Either the Company or the Employee may terminate the Employee's employment under this Agreement at any time for any reason upon thirty (30) days' prior written notice to the other party.

                          (i)     In the event that the Company terminates the
employment of the Employee under this Section 5(a) or gives notice of any non-renewal at the end of any term pursuant to Section 2, the Employee shall, after the effective date of such termination or non-renewal, as Employee's sole and exclusive remedy, receive the greater of the Base Compensation as then in effect as set forth in Section 3(a) for a period of twelve (12) months after the termination date or the Base Salary applicable to any remaining time in the Initial Period. Any wages earned from any employment obtained by the Employee during such period of severance (which the Employee is under no obligation to obtain) shall reduce the payments due under this subsection (5)(a)(i).

                          (ii)    In the event the Employee terminates her
employment with Company under this Section 5(a), the Company's obligation to pay Employee's Base Compensation shall terminate as of the date of the termination.

                 (b)      Termination for Cause.

                          The Company may terminate this Agreement on written
notice at any time for "cause." For purposes of this Agreement, "cause" shall mean: (i) the Employee is convicted of, pleads guilty to, or confesses to a felony or any crime involving any act of dishonesty, fraud, misappropriation, embezzlement or moral turpitude, in which event the Company may terminate this Agreement immediately, or (ii) the misconduct or gross negligence by Employee in connection with the performance of her duties hereunder, or (iii) the engaging by Employee in any fraudulent, disloyal or unprofessional conduct which results in an injury to the Company, its affiliates or any of its or their centers, monetarily or any otherwise, (iv) the Employee breaches any provisions of Section 6 of this Agreement, or (v) the failure by Employee to otherwise substantially perform her





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duties with the Company (other than any such failure resulting from the disability of Employee under Section 5(c)(i)) or the breach of any provision of this Agreement other than Section 6. In the event of any termination for cause pursuant to the provisions of (ii), (iii), (iv) or (v) of this subsection, the Company shall give the Employee written notice prior to such termination detailing the specific acts, actions, failures, or events upon which the forecast termination is based, and the Employee shall have fifteen (15) days after such written notice to cease such actions or otherwise correct any such failure or breach. If the Employee does not cease such action or otherwise correct such failure or breach within such fifteen day time period, or having once received such written notice and cease such actions or corrected such failure or breach, the Employee at any time thereafter again so acts, fails or breaches, the Company may terminate this Agreement immediately. In the event the Company terminates Employee's employment with the Company under this
Section 5(b), the Company's obligation to pay the Base Compensation to Employee shall terminate as of the date of the termination.

                 (c)      Involuntary Termination.

                          The employment of the Employee hereunder shall be
automatically terminated by the death or disability of the Employee as outlined below.

                          (i)     Disability.  Employer may terminate this
Agreement at the time the Employee shall have been Disabled for a continuous period of four (4) months during any continuous twelve month period. For purposes of this Paragraph 5(c)(i), the term "Disabled" shall mean Employee's inability to perform the essential functions of her duties, with or without reasonable accommodation. During Employee's four month-period of Disability or such longer wait period as defined in any policy of disability maintained by the Company for the benefit of the Employee, Employer agrees to continue to pay her Base Compensation (less regular withholdings for payroll or other taxes and other required or proper items, and less any payments from all disability plans provided by the Company). In the event of a termination of Employee on account of her Disability, however, the Company shall be obligated to pay only Employee's Base Compensation that has been earned through the effective date of termination (less regular withholdings for payroll or other taxes and other required or proper items, and less any payments from all disability plans provided by the Company).

                          (ii)    Termination of Agreement Upon Death of the
Employee. In the event the Employee shall die during the term of this Agreement, this Agreement shall terminate and Employee's estate shall receive the remainder of the Base Compensation set forth in Section 3(a) hereof accrued to the last day of the month in which death occurs.





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         6.      Nondisclosure, Confidentiality; Competition.

                 (a) The Employee agrees that, during the term of this Agreement and of her employment by the Company, and for a period of one (1) year after the termination of Employee's employment by the Company, the Employee will not in any manner, directly or indirectly, by herself or in conjunction with any other person, (i) conduct any of the activities or perform any of the responsibilities or duties that she provided the Company during her employment by the Company for any business entity that is competitive with the business of the Company or its affiliates or (ii) establish or own any financial, beneficial or other interest in (other than an interest consisting of less than one percent (1%) of a class of publicly traded security), make any loan to or for the benefit of, or render any managerial, marketing or other business advice, to any entity that is then conducting activities that are competitive with those of the business of the Company or its affiliates, in either case within a geographic territory defined as the greater of (I) a seventy-five (75) mile radius of any renal dialysis center, unit or facility owned or operated by the Company or an affiliate of the Company (an "RCG Center"), or (II) the geographic area, as narrowly construed as is practicable, from which the Company received patients at all of the RCG Centers. For purposes of this Section, the "business of the Company or its affiliates" shall mean owning or operating a renal dialysis center, unit or facility.

                 (b) The Employee further agrees that, for a period of three (3) years after the termination of Employee's employment by the Company, the Employee will keep confidential and not directly divulge, or allow through reasonable care to be divulged to anyone, or use or otherwise appropriate for the Employee's own benefit or for the benefit of others, any knowledge or information of a confidential nature with respect to the Company's and its affiliates' current business, Company itself, or any of its affiliates, including all trade secrets, pricing information, marketing information or technical information (hereinafter referred to as the "Confidential Data"), except for (i) a disclosure that is required by law; or (ii) information that has been made generally available to the public by the act of one who has the
right to disclose such information.   The Employee hereby acknowledges and
agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which the Company may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of confidential information, and the enforcement by the Company of its rights and remedies pursuant hereto shall not be construed as a waiver of any other rights or available remedies which the Company may possess in law or equity. The Employee acknowledges that the Company has taken reasonable and appropriate steps to ensure the confidentiality and non-disclosure of all such Confidential Data. For purposes of this Section, the Company's and its affiliates' "current business" shall mean owning or opening a renal dialysis center, unit or facility.

                 (c)      The Employee also agrees that, for a period of three
(3) years after the termination of Employee's employment by the Company, the Employee will not, for her own benefit or the benefit of others, solicit any person or entity that has or has had, or disrupt or attempt to disrupt, any relationship, contractual or otherwise, with the





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Company or an affiliate of the Company (including any patient, payor, physician, provider, managed care organization or supplier) at any time during the Employee's employment with the Company, for the purpose of assisting, or creating such a relationship for, any business entity that is competitive with the Company or an affiliate of the Company. For purposes of this Section, a business entity is competitive with the Company or an affiliate of the Company if it provides or offers any renal dialysis service that is provided by the Company or an affiliate of the Company.

                 (d) The Employee further agrees that, for a period of three (3) years after the termination of Employee's employment by the Company, the Employee shall not induce, nor attempt to induce, any employee of the Company, or any of its affiliates, to terminate her association with the Company or any of its affiliates.

                 (e) These post-employment covenants are considered by the parties hereto to be fair, reasonable and integral for the protection of the Company. The parties mutually agree that if a violation of any of these covenants occurs, such violation or any threatened violation will cause irreparable injury to the Company and the remedy at law for any such violation or threatened violation will be inadequate. The parties acknowledge that these covenants will survive, and remain in effect and enforceable after, termination of this Agreement.

                 (f) Employee agrees to indemnity and hold harmless Company from and against any and all claims, causes of action, damages and/or any other losses suffered or incurred by the Company as a result of any breach or purported breach by Employee of any agreement applicable to Employee which existed prior to the time of the entering into of this Agreement. Such obligations of Employee to indemnify and hold harmless Company shall include any and all costs of defense of any such claim or threatened claim, including reasonable attorneys' fees.

         7.      Severability.

                 The parties hereto hereby expressly agree and contract that it is not the intention of either party to violate any public policy, or any statutory or common law, and that if any paragraph, sentence, clause or combination of the same of this Agreement shall be in violation of the laws of any state where applicable, such paragraph, sentence, clause or the combination of the same shall be void in the jurisdictions where it is unlawful, and the remainder thereof shall remain binding on the parties hereto. It is the intention of the parties to make the covenants of this Agreement binding only to the extent that they may be lawfully done under existing applicable laws.
In the event that any part of any term or covenant of this Agreement is determine by a court of law or equity to be overly broad or otherwise unenforceable, the parties hereto agree that such court shall be empowered to substitute, and it is the intent of the parties hereto that such court substitute, a reasonably judicially enforceable term or limitation in the place of such unenforceable term or covenant, and that as so modified this Agreement shall be fully enforceable.





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         8.      Entire Agreement;  Modification.

                 This Agreement constitutes the entire agreement between the parties and supersedes any and all prior understandings or agreements, and any changes or additions hereto must be in writing and signed by both parties.

         9.      Assignment.

                 (a) The rights and benefits of Employee under this Agreement, other than accrued and unpaid amounts due under Section 3(a) hereof, are personal to her and shall not be assignable.

                 (b) This Agreement may not be assigned by the Company except to an affiliate of the Company, provided, however, that if the Company shall merge or effect a consolidation or share exchange with or into, or sell or otherwise transfer substantially all its assets to, another corporation, the Company may assign its rights hereunder to that corporation without the consent of the Employee provided that it causes such corporation to assume the Company's obligations under this Agreement.

         10.     Notice.

                 The references to the notice periods of certain "days" contained in this Agreement shall mean calendar days. Any notice provided for in this Agreement shall be delivered to Employee at the most recent address of Employee listed in the Company's then current employment records. Notice to the Company shall be delivered to the following address: c/o Renal Care Group, Inc., 1801 West End, Suite 1100, Nashville, Tennessee, 37203, Attention:
President.

         11.     Waiver.

         The waiver by any party to this Agreement of a breach of any of the provisions contained herein shall not operate or be construed as a waiver of any subsequent breach.

         12.     Disputes and Governing Law.

         The Company and Employee agree that any dispute arising in connection with, or relating to, this Agreement or the termination of this Agreement, to the maximum extent allowed by applicable law, shall be subject to resolution through informal methods and, failing such efforts, through arbitration.
Either party may notify the other party of the existence of a dispute by written notice to the address indicated above in Section 10. The parties shall thereafter attempt in good faith to resolve their differences within thirty
(30) days after the receipt of such notice. If the dispute cannot be resolved within such 30-day period, either party may file a written demand for arbitration with the other party. The arbitration shall proceed in accordance with the terms of the Federal Arbitration Act and the rules and procedures of the American Arbitration Association. A single arbitrator shall





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be appointed through the American Arbitration Association's procedures to resolve the dispute.

         The parties agree that in the event arbitration is necessary, the laws of the State of Mississippi and any applicable federal law shall apply. The place of the arbitration shall be Jackson, Mississippi.

         The award of the arbitrator shall be binding and conclusive upon the parties. Either party shall have the right to have the award made the judgment of a court of competent jurisdiction in the State of Mississippi.

         IN WITNESS WHEREOF, Company and Employee have executed this Agreement on the day and year first above written.

                              COMPANY:

                              RENAL CARE GROUP, INC.

                              By:  /s/ Sam A. Brooks
                                 -------------------------------------------
                              Title:  President and Chief Executive Officer

                                                                [Corporate Seal]

                              EMPLOYEE:

                              /s/ Anne N. Bower                          (Seal)
                              -------------------------------------------
                              Anne N. Bower





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